Exhibit 99.1

Media Melissa Murray 415-396-4417	Investors Jeanine Sundt 612-667-9799

WELLS FARGO BOARD ELECTS FOUR MEMBERS FROM WACHOVIA

SAN FRANCISCO, December 23, 2008 – Wells Fargo & Company’s (NYSE:WFC) Board of Directors said today it has elected four members of Wachovia Corporation’s Board to the Company’s Board of Directors. The elections will be effective January 1, 2009, subject to the closing of Wells Fargo’s merger with Wachovia which is expected to be completed by the end of this month.

The four are:

●	John D. Baker, II, 60, president and CEO of Patriot Transportation Holding, Inc., Jacksonville, Fla., a motor carrier, flatbed transportation hauler and real estate management company. He will serve on Wells Fargo’s Audit and Examination and Credit Committees. Before becoming CEO of Patriot, he was president and CEO of Florida Rock Industries, Inc. He has served on Wachovia’s Board since 2001 and is on the Boards of Patriot Transportation Holding, Inc., and Vulcan Materials Company.
●	Donald M. James, 59, chairman and CEO of Vulcan Materials Company, a construction materials company based in Birmingham, Ala. He will serve on Wells Fargo’s Finance and Human Resources Committees. He has served on Wachovia’s Board since 2004 and is on the Boards of The Southern Company and Vulcan Materials Company.
●	Mackey J. McDonald, 62, retired chairman and CEO of VF Corporation, an apparel manufacturer in Greensboro, N.C. He will serve on Wells Fargo’s Governance and

Nominating and Human Resources Committees. He was CEO of VF Corporation from 1996 to 2008. He began his career at VF in 1983 and held a number of management positions. He has served on Wachovia’s Board since 1997.
●	Robert K. Steel, 57, president and CEO of Wachovia Corporation. He will serve on Wells Fargo’s Credit and Finance Committees. Before joining Wachovia and its Board in July 2008, he was Under Secretary of the United States Department of the Treasury for Domestic Finance. He served as a Senior Fellow at John F. Kennedy School of Government at Harvard University from 2004 to 2006. He joined Goldman Sachs in 1976 and was a Vice Chairman of Goldman Sachs Group, Inc. from 2002 to 2004. He is chairman of Duke University’s Board of Trustees.

"We welcome John, Don, Mackey and Bob to our Board and look forward to benefiting from their executive leadership talent, experience and their knowledge of Wachovia’s markets and customers,” said Wells Fargo Chairman Dick Kovacevich. “Their guidance and counsel will help us successfully integrate Wells Fargo and Wachovia so that together we can satisfy all our customers’ financial needs and help them succeed financially.”

“The election of these Board members is another major milestone in the merger process,” added John Stumpf, president and CEO of Wells Fargo. “These four new directors are significant additions to our Board, and will reflect the true national scope of our company in all our major lines of business. We look forward to holding our February Board meeting in Charlotte, which will be our headquarters for Eastern Community Banking, and introducing Wells Fargo’s Board to Wachovia’s hometown.”

These new Board members increase the number of Wells Fargo directors to 20. Wells Fargo’s Board also consists of:

John S. Chen, chairman, president and CEO of Sybase, Inc., Dublin, Calif.;
Lloyd H. Dean, president and CEO of Catholic Healthcare West, San Francisco;
Susan E. Engel, retired chairwoman and CEO of Lenox Group Inc., Eden Prairie, Minn.;
Enrique Hernandez, Jr., chairman, president and CEO of Inter-Con Security Systems, Inc., Pasadena, Calif.;
Robert L. Joss, Philip H. Knight professor and dean of the Graduate School of Business at Stanford University, Palo Alto, Calif.;
Richard M. Kovacevich, chairman of Wells Fargo;
Richard D. McCormick, chairman emeritus of US WEST, Inc., Denver, Colo.;
Cynthia H. Milligan, dean of the College of Business Administration at the University of Nebraska-Lincoln;
Nicholas G. Moore, retired global chairman of PricewaterhouseCoopers, New York;
Philip J. Quigley, retired chairman, president and CEO of Pacific Telesis Group, San Francisco;
Donald B. Rice, president and CEO of Agensys, Inc., Santa Monica, Calif.;
Judith M. Runstad, of counsel to Foster Pepper PLLC, Seattle;
Stephen W. Sanger, retired chairman of General Mills, Inc., Minneapolis, Minn.;
John G. Stumpf, president and CEO of Wells Fargo;
Susan G. Swenson, President and CEO of Sage Software, the North American division of the Sage Group plc, United Kingdom; and
Michael W. Wright, retired chairman and CEO of SUPERVALU INC., Eden Prairie, Minn.

Each of the new directors will be considered independent under the New York Stock Exchange’s corporate governance listing standards and Wells Fargo’s Corporate Governance Guidelines. Additional information about the new directors is contained in Wells Fargo’s Current Report on Form 8-K filed December 23, 2008.

Wells Fargo & Company is a diversified financial services company with $622 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (wellsfargo.com) across North America and internationally. Wells Fargo Bank, N.A. has the highest possible credit rating, “Aaa,” from Moody’s Investors Service and the highest credit rating given to a U.S. bank, “AA+,” from Standard & Poor’s Ratings Services.

Information about the Merger
In connection with the proposed merger with Wachovia Corporation, Wells Fargo & Company has filed with the Securities and Exchange Commission (“SEC”), among other relevant documents, a registration statement on Form S-4 that includes a proxy statement of Wachovia that also constitutes a prospectus of Wells Fargo. Wachovia shareholders and other investors are urged to read the final proxy statement-prospectus because it describes the proposed merger and contains other important information. You may obtain copies of all documents with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain free copies of these documents by contacting Wells Fargo or Wachovia as follows.

Wells Fargo & Company, Investor Relations, MAC A0101-025, 420 Montgomery Street, 2nd Floor, San Francisco, California 94104-1207, (415) 396-3668.

Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, (704) 374-6782.

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